UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 4, 2019
Date of report (Date of earliest event reported)
ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 Opus Place, Suite 530 Downers Grove, Illinois		60515
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On April 4, 2019, Roadrunner Transportation Systems, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”), to effect a reverse stock split (the “Reverse Stock Split”), as described in its Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on March 15, 2019. The Certificate of Amendment and, as a result, the Reverse Stock Split took effect on April 4, 2019 and the Company’s common stock will begin trading on a split-adjusted basis when the market opens on April 5, 2019.
Pursuant to the Reverse Stock Split, shares of the Company’s common stock were automatically consolidated at the rate of 1-for-25 without any further action on the part of the Company’s stockholders. All fractional shares owned by each stockholder were aggregated and to the extent after aggregating all fractional shares any stockholder was entitled to a fraction of a share, such stockholder became entitled to receive, in lieu of the issuance of such fractional share, a cash payment based on a pre-split cash in lieu rate of $0.4235, which is the volume weighted average trading price per share on the New York Stock Exchange (“NYSE”) for the five consecutive trading days immediately preceding April 4, 2019.
Following the Reverse Stock Split, stockholders holding certificated shares are required to exchange their stock certificates for new stock certificates representing the appropriate number of shares of the common stock resulting from the Reverse Stock Split and will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by our transfer agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange.
Certain of the Company’s registered holders of the Company’s common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares reflecting the Reverse Stock Split, subject to adjustment for treatment of fractional shares.
The Company’s shares of common stock will continue to trade on the NYSE under the symbol “RRTS” but will trade under a new CUSIP number. The Reverse Stock Split was intended to increase the market price per share of the Company’s common stock in order to comply with the NYSE’s continued listing standards relating to minimum price per share.
The foregoing description of the Certificate of Amendment is only a summary and does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 hereof is incorporated by reference into this Item 5.03.
The Certificate of Amendment also decreased the number of authorized shares of common stock from 1,100,000,000 shares to 44,000,000 shares.

Item 8.01.	Other Events.

On April 5, 2019, the Company issued a press release announcing the effectiveness of the Reverse Stock Split. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.

Exhibit
Number
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Roadrunner Transportation Systems, Inc., filed with the Secretary of State of the State of Delaware on April 4, 2019
99.1	Press Release dated April 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: April 5, 2019	By:	/s/ Terence R. Rogers
Terence R. Rogers
Chief Financial Officer